EXHIBIT 14.0

The Board of Directors of The Cheesecake Factory Incorporated adopted the Code of Ethics for Senior Financial Officers dated May 12, 2003 in the form as follows:

THE CHEESECAKE FACTORY INCORPORATED

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

(Adopted May 12, 2003)

ARTICLE I

Statements of Purpose and Applicability

        The Board of Directors of The Cheesecake Factory Incorporated (the “Company”) has established this Code of Ethics for the purpose of deterring wrongdoing and promoting:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other public communications of the Company;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting to the audit committee of the Company’s Board of Directors (the “Audit Committee”) of violations of this Code of Ethics; and

•	Accountability for adherence to this Code of Ethics.

        This Code of Ethics applies to the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President – Finance and Controller who are the Company’s principal executive, financial and accounting officers, respectively (individually a “Senior Financial Officer” and collectively “Senior Financial Officers”). The provisions contained in this Code of Ethics are designed to serve as guidelines for our Senior Financial Officers in the performance of their duties on behalf of the Company. Accordingly, this Code of Ethics does not create any new rights in any employee, customer, supplier, competitor, shareholder or any other person or entity.

ARTICLE II

Administration

        The Audit Committee shall administer this Code of Ethics and shall determine, or shall designate appropriate individuals to determine, appropriate action in response to violations of this Code. However, it is the individual responsibility of each Senior Financial Officer to comply with this Code of Ethics.

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ARTICLE III

Standards

        It is the policy of the Company to comply with all applicable laws, regulations, and judicial and administrative orders. The Company expects that each of its Senior Financial Officers will obey all such laws, regulations and orders when acting on behalf of the Company. The Company expects that each of its Senior Financial Officers shall in the performance of his or her duties:

•	Engage in honest and ethical conduct in accordance with prevailing standards of business conduct; and

•	Deal fairly with the Company’s customers, suppliers, competitors and employees in accordance with prevailing standards of business conduct.

ARTICLE IV

Conflicts of Interest

        1. Transactions and Investments. A Senior Financial Officer should avoid participating in any transaction or investment that conflicts with, or gives the appearance of a conflict with, the interests of the Company.

        2. Use of Position or Company Property or Information. A Senior Financial Officer shall not use his or her position or the Company’s property or information for personal gain or the personal gain of members of his or her family or a business in which he or she has a material financial interest.

        3. Competition with the Company. A Senior Financial Officer shall not compete directly with the Company while serving as an officer of the Company, if such competition causes injury to or has a substantial detrimental effect on the Company.

        4. Business Opportunities. A Senior Financial Officer shall not appropriate any business opportunity belonging to the Company while serving as an officer of the Company. The following factors should be considered when considering whether a business opportunity belongs to the Company:

•	The relationship between the Company’s line of business and the business opportunity;

•	The Company’s financial ability to take the business opportunity;

•	The availability of the business opportunity to the Company;

•	Whether the business opportunity entails competition with the Company;

•	The capacity in which the business opportunity was presented to the Senior Financial Officer;

•	The Company’s interest or expectancy of the Company in the business opportunity;

•	Whether the Senior Financial Officer utilized the Company’s resources in pursuing the opportunity; and

•	The practical advantage to the Company of the business opportunity.

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        5. Prompt Disclosure of Potential Conflicts. A Senior Financial Officer shall promptly disclose to the Audit Committee any transaction or investment that is the subject of, or could be construed as the subject of, this Article IV.

ARTICLE V

Compliance with Company Policies and Procedures

        1. Confidential Information. A Senior Financial Officer shall maintain the confidentiality of the Company’s confidential information and any confidential information of third parties in accordance with the Company’s confidentiality policies and any confidentiality agreements entered into by the Company.

        2. Policy Prohibiting Insider Trading. A Senior Financial Officer shall observe the Company’s policy prohibiting trading on the basis of material, non-public information.

        3. Public Company Reporting. A Senior Financial Officer shall observe the Company’s disclosure controls and procedures for filings made with the Securities and Exchange Commission.

        4. Other Policies and Procedures. A Senior Financial Officer shall observe the Company’s policies and procedures prohibiting retaliation, discrimination or harassment.

ARTICLE VI

Reporting and Consequences of Violations

        1. Reporting of Violations. A Senior Financial Officer shall report promptly to the Audit Committee any violations or suspected violations of this Code of Ethics.

        2. No Retaliation. The Company shall not discharge, demote, suspend, threaten, harass, or in any other manner discriminate against any employee in the terms of conditions of employment because of any lawful act done by the employee:

(a) to provide information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which the employee reasonably believes constitutes a violation or a suspected violation of this Code of Ethics, any law, rule, regulation or judicial order including, without limitation, Federal mail fraud statutes, any rule or regulation of the Securities and Exchange Commission, or any provision of Federal law relating to fraud against shareholders (a “Violation”), and in particular when the information or assistance is provided to or the investigation is conducted by –

(i) A Federal or state regulatory or law enforcement agency;

(ii) Any member of Congress or any committee of Congress;

(iii) A person with supervisory authority over the employee (or such other person working for the employer who is designated or has the authority to investigate, discover, or terminate misconduct); or

(b) to file, cause to be filed, testify, participate in, or otherwise assist in a proceeding filed or about to be filed (with knowledge of the Company) relating to an alleged Violation.

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        3. Waivers. The provisions of this Code of Ethics may be waived only by the Board of Directors, the Audit Committee, or other committee of the Board of Directors to which the Board of Directors has delegated such authority. The Company may not waive the provisions of Section 2 of this Article VI.

        4. Consequences of Violation. Violations of this Code of Ethics shall subject the Senior Financial Officer to disciplinary action, including, without limitation, suspension, demotion or discharge.

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Compliance Certification

        I have read and understand the Company’s Code of Ethics for Senior Financial Officers. I agree that I will comply with this Code. I agree that violations of the code will subject me to disciplinary action, including, without limitation, suspension, demotion or discharge. I understand that nothing in this Code of Ethics should be construed to be a promise of employment for any specified term or duration.

        I certify that I am not currently in violation of the Code of Ethics for Senior Financial Officers.

Dated: ______ __, 200_.

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